Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 23, 2013 (July 2, 2013 as to the effects of the restatement discussed in Note 15) relating to the consolidated financial statements of Rocket Fuel Inc. and subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

San Jose, CA

August 16, 2013